Common Stock (Nasdaq: STRR):
Stock Price [1]: $4.21
3.2 million shares outstanding [2]
(1) 8/15/24 closing price. (2) 8/15/24 share count.

Star Equity Holdings

August 2024

Series A Preferred Stock (Nasdaq: STRRP):
Stock Price [1]: $9.85
2.2 million shares outstanding [2]
10% annual cash dividend
(1) 8/15/24 closing price. (2) 8/15/24 share count.

A Diversified Holding Company with a Private Equity Strategy

Building Solutions Division

KBS Builders Inc.
- Designs and manufactures modular structures for commercial and residential projects.

Glenbrook Building Supply, Inc. / EdgeBuilder, Inc. (Wall panels for the pro builder.)
- Designs and manufactures wood wall panels and permanent wood foundations.
- Distributes building materials and operates two lumber yards and showrooms.

Recently added
Timber Technologies Solutions, Inc.
- Designs and manufactures engineered wood products: glue-laminated timber ("glulam") columns, beams, and trusses.

Investments Division

Real Estate



- Owns, manages, and finances operating company real estate assets.
- Negotiates standalone financing to optimize financial leverage and cost of capital.

Private Investments

TTg

- Holds private company debt and minority equity interests.
- Makes strategic investments in potential acquisition targets or JVs.

Public Investments

Star Equity Fund, LP · ENSERVCO

- Makes strategic investments in undervalued public companies, and potential acquisition targets or JVs.



EdgeBuilder / Glenbrook
EBGL
Timber Technologies
KBS
ENSERVCO
Star Equity Holdings
Star Equity Fund, LP
Digirad
TTg
Company HQ
Operating Businesses
Real Estate / Factories
Showrooms
Private Investments
Public Investments

Real Estate Portfolio

Owned Facilities - $6.3M [1] Value



Oxford, Maine
Idle – 90k sq ft



Colfax, Wisconsin
TT – 69k sq ft

Leased Facilities [1]



South Paris, Maine
KBS – 85k sq ft



Big Lake, Minnesota
Lumber Yard – 20k sq ft

(1) See August 2024 Investor Presentation for further detail.

Differentiated Corporate Strategy and Structure

1. Looking for accretive bolt-ons and new verticals
2. Able to pursue both private and public acquisition targets, sometimes through activism [1]
3. Flexible deal structuring with ability to use mix of cash, debt, common, preferred
4. Open-ended investment time horizon allows for flexible holding periods
5. Long-term partnership approach rather than short-term transactional mentality
6. Star Equity shareholders do not pay any fees and have public market liquidity

(1) Public activism efforts are not always in pursuit of acquisition.

Consolidated Financial Highlights Scaling and optimizing operations to achieve sustained profitability $48.0 $57.1 $45.8 $- $20.0 $40.0 $60.0 FY 2021 FY 2022 FY 2023 Revenue ($ in millions) 5.8% 21.6% 26.0% 0% 10% 20% 30% FY 2021 FY 2022 FY 2023 Gross Margin (%) ($15.4) ($5.8) ($1.9) ($16.0) ($12.0) ($8.0) ($4.0) $0.0 FY 2021 FY 2022 FY 2023 Net Income ($ in millions) Growth Strategy Using a multi-pronged approach (1) $10.2M Cash $19.9MInvestments$10.9MDebt (1) Excludes discontinued operations, formerly Star’s Healthcare operations (Digirad); (2) As of August 15, 2024; (3) Includes ENSV common shares & shares equivalents acquired in the 8/9/2024 Enservco transaction as disclosed in company filings (4) Refer to Investor Presentation for additional information. Recent Acquisition: Timber Technologies $6.3M Real Estate(4) $6.8 $5.4 $(6.9) $(5.6) $(7.0) $(3.0) $1.0 $5.0 2022 2023 Adj. EBITDA ($ in millions) $(0.1) $(0.2) Corporate Costs Adj. EBITDA Operating Business-level EBITDA ✓ Increase KBS’s modular manufacturing capacity and output ✓ Explore opportunities to re-open idle Oxford, ME plant ✓ Expand presence in each of KBS, EBGL, and TT’s markets by increasing output and adding new products and services Long-term Financial Goals: Building Solutions Division KBS: mid-teens annual rev. growth (CAGR 2019 - 2023 = 17.2%) EGBL: high single-digit annual rev. growth (CAGR 2019 - 2023 = 5.6%) TT: high single-digit annual rev. growth Division-wide: 10% + annual rev. growth with gross margins above 25% Added significant scale, more than doubled Building Solutions Net Income & Adj. EBITDA Star Building Solutions Segment Timber Technologies (4) See Form 8-K filed 05/20/2024 and Form 8-K filed 07/29/2024. (5) Adjusted EBITDA is a non-GAAP number. Refer to Investor Presentation for additional information. M&A - Seeking attractive acquisition opportunities to: ✓ Expand existing business divisions through bolt-on acquisitions or acquisitions of related businesses ✓ Establish new business divisions $45.8 $18.7 $- $20.0 $40.0 $60.0 FY 2023 Total Revenue (in millions) (4) $2.5 $5.6 $- $2.0 $4.0 $6.0 FY 2023 Net Income (in millions) (4) $4.4 $5.9 $- $2.0 $4.0 $6.0 $8.0 FY 2023 Adjusted EBITDA (in millions) (5) ($ Millions) 6/30/2024 8/15/2024 Total Star Liquidity $8.1 $16.6 Consolidated Cash $4.1(3) $10.2(3) Excess Borrowing Capacity $4.1 $8.9 Consolidated Debt $14.3 $10.9 Pro-Forma Balance Sheet Recent transaction improve cash balance & financing flexibility Star monetized two real estate assets for $8.3 million(1) through sale- leaseback transactions in July 2024 (1) Total cash consideration, net of closing costs; (2) See August 2024 Investor Presentation for further detail; (3) Cash consideration includes $880k deposit, which will be released once certain financial metrics have been achieved. Investments Division ✓ Create value across portfolio of public and private investments ✓ Pursue additional sale-leasebacks and other financings to unlock latent value of real estate assets 2024 Transaction Highlights: (2) Public Investment: Enservco Acquired 20% of ENSV in cash-efficient transaction; diversified portfolio and offer strong growth opportunity. Real Estate: Sale Leasebacks Sold manufacturing facility for $5.6M(1) (3) and lumber yard for $2.7M(1); created value and generated cash. (3)